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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------
                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
                         OF TRANSTECHNOLOGY CORPORATION

                                                                                      Jurisdiction of
                                                                                      Incorporation
                                                                                      ---------------
Aerospace Rivet Manufacturers Corporation                                               California
Anderton (Predecessors) Limited                                                         England
Electronic Connections and Assemblies, Inc.                                             Delaware
TTERUSA Inc.                                                                            New Jersey
NORCO, Inc.                                                                             Connecticut
Palnut Fasteners, Inc.                                                                  Delaware
Rancho TransTechnology Corporation                                                      California
Retainers, Inc.                                                                         New Jersey
Seeger Inc.                                                                             Delaware
Seeger-Orbis Beteiligungsgesellschaft GmbH                                              Germany
Seeger-Orbis GmbH & Co. OHG                                                             Germany
TransTechnology Brasil Ltda.                                                            Brazil
SSP Industries                                                                          California
SSP International Sales, Inc.                                                           California
TCR Corporation                                                                         Minnesota
TransTechnology (GB) Limited                                                            England
TransTechnology Acquisition Corporation                                                 Delaware
TransTechnology Aerospace, Inc.                                                         California
TransTechnology Australasia Pty. Ltd.                                                   Australia
TransTechnology International Corporation                                               Virgin Islands
TransTechnology Seeger Inc.                                                             Delaware
TransTechnology Seeger-Orbis GmbH                                                       Germany
TransTechnology Systems & Services, Inc.                                                Michigan
TransTechnology Canada Corporation                                                      Ontario, Canada
TransTechnology Engineered Components, LLC                                              Delaware
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